EXECUTION COPY

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
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         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of February 17,
1998 and effective as of and simultaneous with the Merger (the "Effective Date"), is among Mary J. George (the "Executive"), Bell Sports Corp., a Delaware corporation (the "Holding Company"), and Bell Sports, Inc., a California corporation (the "Operating Company"). The Holding Company and the Operating Company are collectively referred to herein as the "Company."

         WHEREAS, the Company is engaged primarily in the business of designing, manufacturing, producing, distributing, marketing, advertising and selling auto racing helmets, bicycle helmets, bicycle accessories and related products;

         WHEREAS, pursuant to an Agreement and Plan of Recapitalization (the "Recapitalization Agreement") between the Company and HB Acquisition Corporation, a Delaware corporation ("Newco"), Newco will merge with and into (the "Merger") the Company and the Company will continue as the surviving corporation (the "Surviving Corporation");

         WHEREAS, the Executive currently serves as the President, North America of the Operating Company pursuant to the terms of an Employment Agreement dated April 11, 1997, as amended on August 29, 1997 (the "Prior Employment Agreement");

         WHEREAS, the Executive and the Company are parties to a Phantom Stock Unit Agreement dated as of September 23, 1997 (the "Phantom Stock Agreement");

         WHEREAS,  the  Executive's   abilities  and  services  are  unique  and
essential to the prospects of the Company; and

         WHEREAS, the Company and the Executive desire to amend and restate the Prior Employment Agreement in its entirety in the form of this Agreement to provide for the employment of the Executive by the Company upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

         1.       Employment; Term.

         The Company hereby employs the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this
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Agreement.  The term of this  Agreement  shall commence as of the Effective Date and shall continue until the fifth anniversary of the Effective Date (the "Term"), unless earlier terminated pursuant to Section 4 hereof. As used herein, the term "Employment Period" shall mean the period from the Effective Date until the earlier to occur of (i) the expiration of the Term or (ii) the earlier termination of Executive's employment hereunder pursuant to Section 4 hereof.

         2.       Position; Duties; Responsibilities.

                  2.1 Position; Duties. The Company shall employ the Executive as the President and Chief Executive Officer of the Holding Company and the Operating Company. The Executive shall faithfully and loyally perform to the best of her abilities all the duties reasonably assigned to her by the Board of Directors, shall devote such business time, attention and effort to the affairs of the Company as is reasonably necessary for the proper performance of such duties and shall use her reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing, the Executive may serve as a director, officer or paid consultant of business corporations other than the Company or civic or community organizations or entities, provided that such activities do not violate the terms of any of the covenants set forth in Section 7 hereof and such activities are approved prior to the commencement thereof by the Board of Directors of Holding Company.

                  2.2 Responsibilities. The Executive shall have direct and general supervision, direction and control of the management, officers, business and affairs of the Company, including the power and authority to make policy decisions, including those which (i) relate to the Company's goals and plans,
(ii) have a substantial effect on the operation of the Company and its financial position or results of operations or (iii) relate to its relations with governmental bodies, consumers or the public generally.

                  2.3 Directorship. The Company shall take all actions reasonably necessary to elect the Executive to the Board of Directors of the Operating Company and the Holding Company and to maintain the Executive's position as a director during the Employment Period.

         3.       Compensation.

                  3.1 Base Salary. During the Employment Period, the Company shall pay to the Executive an annual base salary at the rate of $350,000 per annum, payable in accordance with the Company's executive payroll policy. Such base salary shall be reviewed annually, commencing on the first anniversary of the Effective Date, and may be increased (but shall not be decreased) annually, in the sole discretion of the Board of Directors of the Company. The Executive's base salary, as such base salary may be increased annually hereunder, is referred to herein as the "Base Salary."
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                  3.2      Annual Performance Bonus.

                           (a) The Executive shall be entitled to receive an annual performance bonus payable in cash for each full fiscal year of the Company during the Employment Period in accordance with the Company's management incentive program, as in effect from time to time. For the Company's fiscal year ended June 30, 1998, the Company's management incentive program shall be the Company's management incentive program as in effect on the date hereof. As of the Company's fiscal year ended June 30, 1999, the Company shall amend its current management incentive program to include an additional measure for determining the Executive's bonus based on the Company's Return on Assets. The Company's Return on Assets in any fiscal year shall be determined and defined by the Board of Directors of the Company. The annual performance bonus to which the Executive is entitled pursuant to this Section 3(a) is referred to herein as the "Bonus."

                           (b) The payment of each Bonus shall be made within 30 days after the Company's independent accountants shall have certified the Company's consolidated financial statements for the fiscal year to which such Bonus relates.

                           (c)  If  the  Company's  fiscal  year  changes,   the
         Executive's opportunity to earn the Bonus shall not be materially and adversely affected.

                  3.3 Stock Options. Upon the Effective Date, the Company shall grant the Executive options to purchase shares of common equity of the Company up to 41.76% of the Management Option Pool (the "Awarded Options"). The Awarded Options shall have a term of ten years. The Management Option Pool shall represent equity in the Company equal to twelve percent (12%) of the fully-diluted common equity of the Company as of the Effective Date. Fifty percent (50%) of the Awarded Options shall vest and be exercisable equally over a five year period with 20% vesting beginning on the date that is one year after the Effective Date (the "Time Vested Options"); fifty percent (50%) of the Awarded Options shall vest and be exercisable over a five year period according to annual performance criteria established by the Compensation Committee of the Board of Directors of the Company (the "Performance Options"). To the extent not inconsistent with anything contained in this Agreement, the terms and conditions of the Awarded Options shall be determined by the Compensation Committee of the Board of Directors of the Company. Notwithstanding the foregoing, the Company and the Executive agree to cooperate to restructure the Awarded Options as restricted stock subject to repurchase, which shall have the same economic terms as the Awarded Options.

                  3.4 Perquisites. During the Employment Period, the Executive shall be entitled to (i) the use of an automobile and reimbursement by the Company for all expenses relating to the operation thereof and (ii) reimbursement for all expenses relating to the Executive's commuting by commercial airline between the San Jose and Los Angeles metropolitan areas.

                  3.5 Reimbursement of Expenses.  During the Employment  Period,
the
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Company  shall  reimburse  the  Executive  for  all  expenses   necessarily  and
reasonably incurred by her in connection with the business of the Company, upon presentation of proper receipts or other proof of expenditure and subject to such reasonable guidelines or limitations provided to the Executive and applied prospectively, as established by the Company.

                  3.6 Vacation. During the Employment Period, the Executive shall be entitled to paid vacation and sick leave in accordance with Company policy.

                  3.7  Participation  in Benefit  Plans.  During the  Employment
Period, the Executive shall be entitled to participate in any profit sharing plan, retirement plan, group life insurance plan or other insurance plan or medical expense plan maintained by the Company for its senior executives generally, which plans shall not differ in value in any manner materially adverse to the Executive from those in which the Executive currently participates. In addition, the Executive shall be reimbursed for all medical and dental expenses that are not covered under the medical and dental plans otherwise covering the Executive.

         4.       Termination.

                  4.1 Death. Upon the death of the Executive, the Employment Period shall automatically terminate and all rights of the Executive and her heirs, executors and administrators to compensation and other benefits hereunder shall cease, except for (i) Base Salary and any prorated Bonus earned by the Executive which shall have accrued to the date of death, (ii) any Awarded Options which shall be immediately 100% vested and exercisable and (iii) for rights to indemnification under Section 6 hereof.

                  4.2 Disability. The Company may, at its option, terminate the Employment Period upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails in any material respect to perform the services required of her hereunder for a continuous period of 120 days or any 180 days out of any 12-month period. Upon such termination, all obligations of the Company hereunder shall cease, except for (i) Base Salary and any prorated Bonus earned by the Executive which shall have accrued to the date of termination, (ii) any Awarded Options which shall be immediately 100% vested and exercisable and (iii) for the rights to indemnification under Section 6 hereof. In the event of any dispute regarding the existence of the Executive's incapacity hereunder, the matter shall be resolved by the determination of a majority of three physicians qualified to practice medicine in the state of the Executive's residence, one to be selected by each of the Executive and the Board and the third to be selected by such two designated physicians. For this purpose, the Executive shall submit to appropriate medical examinations.

                  4.3      Cause.

                           (a) The Company may, at its option, terminate the Executive's employment under this Agreement for "Cause" (as hereinafter defined). A termination for Cause shall not take effect until and unless the Company complies with this Section 4.3(a). The Executive shall be given written notice by the Board of the intention to
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         terminate her employment hereunder for Cause (the "Cause Notice").  The
         Cause Notice shall state the particular action(s) or inaction(s) giving rise to termination for Cause. The Executive shall have 10 days after the Cause Notice is given to cure the particular action(s) or inaction(s), to the extent a cure is possible. If the Executive so effects a cure, the Cause Notice shall be deemed rescinded and of no force or effect.

                           (b) As used in this Agreement, the term "Cause" shall mean any one or more of the following:

                                    (i)  the  Executive's   refusal  to  perform
                           specific directives of the Board which are consistent with the scope and nature of the Executive's duties and responsibilities as set forth herein;

                                    (ii) the Executive's admission or conviction
                           of a felony or of any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation;

                                    (iii) any gross or willful misconduct of the
                           Executive resulting in substantial loss to the Company or substantial damage to the Company's reputation; or

                                    (iv) any breach by the  Executive of any one
                           or more of the covenants contained in Section 7 or 8 hereof, other than an inadvertent and unintentional breach of a covenant contained in Section 7 having an inconsequential effect upon the Company or any of its controlled affiliates.

                           (c) The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4.3 shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

                           (d)  If  the  Company   terminates  the   Executive's
         employment for Cause, she shall be entitled to:

                                    (i) accrued Base Salary  through the date of
                           the termination of her employment;

                                    (ii) any  Bonus  owing  but not yet paid for
                           any fiscal year ended on or before the Executive's termination of employment for Cause;

                                    (iii)  any  amounts  owing  but not yet paid
                           pursuant to Sections 3.4 and 3.5; and

                                    (iv)  other  or   additional   benefits   in
                           accordance with applicable plans and programs of the Company and her rights to indemnification under
                           Section 6 hereof.
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                           (e)   Notwithstanding   anything   to  the   contrary
         contained in this Agreement, if, following a termination of the Executive's employment for Cause, a court of competent jurisdiction, in a final determination, determines that the Executive was not guilty of the conduct that formed the basis for the termination, the Executive shall be entitled to the payments and the economic equivalent of the benefits she would have received had her employment been terminated by the Company without Cause.

                  4.4 Termination Without Cause. If the Board terminates the employment of the Executive hereunder for any reason other than a reason set forth in Section 4.1, 4.2 or 4.3:

                           (a) such termination shall be effective 90 days following written notice thereof by the Company to the Executive;

                           (b) concurrent with such termination, the Company shall pay to the Executive an amount equal to her Base Salary accrued and any prorated Bonus earned by the Executive through the date of termination;

                           (c) the Company shall continue to pay the Executive her Base Salary and all other benefits (excluding Bonus) which would otherwise be payable hereunder for a period of 18 months following the date of termination;

                           (d) all of the Executive's Awarded Options that are vested at the time of such termination shall be immediately 100% exercisable and that portion of Time Vested Options which would vest and be exercisable within twelve months from the date of termination shall vest and be immediately 100% exercisable and, if the criteria for the Performance Options has been met for the fiscal year during which the termination occurs (calculated on an annualized basis as of the date of such termination) that portion of the Performance Options which would vest and be exercisable in such fiscal year (but for the Termination) shall vest and be 100% exercisable;

                           (e) the Executive shall be entitled to any amounts owing but not yet paid pursuant to Section 3.4 or 3.5; and

                           (f) the Executive shall be entitled to her rights to indemnification under Section 6 hereof.

                  4.5 Voluntary Termination. If, during the Employment Period, the Executive voluntarily terminates her employment hereunder for any reason whatsoever, such termination shall be effective 90 days following written notice thereof by the Executive to the Company and the Executive shall be entitled to the payments specified by Sections 4.4(b), (c), (e) and (f) hereof, inclusive.

                  4.6 Termination for Good Reason. The Executive may terminate her employment under this Agreement for Good Reason (as hereinafter defined), upon notice to the
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Company  setting forth in reasonable  detail the nature of such Good Reason.  In the event the Executive terminates this Agreement for Good Reason, the Executive shall be entitled to the payments and benefits specified by Sections 4.4(a) through 4.4(f). For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any one or more of the following events:

                           (a) the material breach of this Agreement by the Company;

                           (b) a material diminution of any of the Executive's significant duties or the assignment to the Executive of any duties inconsistent with her duties or the material impairment of the Executive's ability to function in the positions described in Section
         2.1 hereof, in each case only after the Company shall have had an opportunity to cure (any cure to be effected within 30 days after appropriate written notice of the basis for Good Reason is given to the Company by the Executive); or

                           (c) a material reduction of any benefit or perquisite enjoyed by the Executive or the failure to continue the Executive's participation in any incentive compensation plan, unless a plan providing a substantially similar economic opportunity is substituted or all senior executives suffer a substantially similar reduction or failure.

         5.       Options to Purchase.

                  5.1 Call Option. Upon any termination of the employment of the Executive, the Company (or its designee) shall have the right to purchase and upon exercise of such right the Executive shall have the obligation to sell, any equity interests in the Company held by the Executive and exercisable at the time of such termination on the following terms (the "Call Option"); it being understood that all options and other restricted securities not exercisable at the time of such termination of employment (in accordance with this Agreement) will be terminated. Upon written notice delivered within one year of termination, the Company (or its designee) may purchase all or any portion of any such equity interests in the Company then held by the applicable Executive at a price equal to the Fair Market Value of such securities.

                  5.2 Put Right. Upon the termination of the employment of the Executive, the Executive shall have the right to sell to the Company, and upon exercise of such right the Company (or its designee) shall have the obligation to purchase, all or any portion of the equity interests in the Company held by the Executive it being understood that all options and other restricted securities not exercisable at the time of such termination of employment (in accordance with this Agreement) will be terminated at a price equal to the Fair Market Value of such securities (the "Put Option"). Notice of an intention to sell securities pursuant to the Put Option must be delivered to the Company within one year of the termination of the Executive's employment. The Company shall have no obligation to purchase any securities pursuant to this Section 5.2 if such purchase is prohibited by or would give rise to any default or event of default under the Company's financing documents; provided, however, that in such circumstances the obligation to purchase securities pursuant to the Put Option shall be extended until such time as such circumstances no longer exist.

                  5.3  Determination  of Fair Market Value. For purposes of this
Section 5, the term "Fair Market Value" shall mean, as of any date, the fair value as of the applicable date on the basis of a sale in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion (or, in the case of an option, the fair value of the shares of capital stock that may then be purchased upon exercise thereof minus the exercise price applicable thereto), as determined by the Board.

                  5.4 Termination. The provisions of this Section 5 will terminate upon an initial public offering of the Company's equity securities.

         6. Indemnification. To the fullest extent permitted by law, the Restated Certificate of Incorporation of the Holding Company and the Articles of Incorporation of the Operating Company, the Executive (and her heirs, executors and administrators) shall be indemnified by the Company and its successors and assigns. The obligations of the Company pursuant to this Section 6 shall survive the termination of the Employment Period.

         7. Confidentiality. The Executive shall at all times during the Employment Period and thereafter hold in confidence any and all Confidential Information (as hereinafter defined) that may have come or may come into her possession or within her knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of the Company or its controlled affiliates. The Executive agrees that neither he nor any person or enterprise controlled by her will for any reason directly or indirectly, for herself or any other person, use or disclose any Confidential Information, provided that the Executive may disclose Confidential Information which has become generally available to the public other than as a result of a breach of this Agreement by the Executive or pursuant to an order of a court of competent jurisdiction or of a governmental agency, department or commission. Upon termination of her employment under this Agreement, the Executive shall promptly surrender to the Company all documents he believes contain Confidential Information and that are within her possession or control, other than documents to which the Executive is or was a party or that relate to the Executive or the basis, or purported basis, on which her employment was terminated. For purposes of this Agreement, the term "Confidential Information" shall mean any trade secrets, proprietary or confidential information, inventions, manufacturing or industrial processes or procedures, patents, trademarks, trade names, customer lists, service marks, service names, copyrights, applications for any of the foregoing, or licenses of other rights in respect thereof, owned or used by, or licensed to, the Company or any of its controlled affiliates.

         8.       Restricted Activities.

                  8.1 Noncompetition. The Executive agrees that for two years following the end of the Employment Period (the "Noncompete Period"), she shall not, directly or indirectly, engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the Company or any of its affiliates or the business of the Company or any of its affiliates as conducted or planned to be conducted during the Term and neither the Executive nor any person or enterprise controlled by her will become a stockholder, co-venturer, lender,
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director,  officer, agent or employee of a corporation or member of or lender to a partnership, engage as a sole proprietor in any business, act as a consultant to any of the foregoing or otherwise engage directly or indirectly in any business, that is in competition with the business then conducted by the Company or any of its affiliates in any state in the United States or any other country in which the Company or any of its controlled affiliates has engaged in such business during the term of the Executive's employment under this Agreement; provided, however, that the foregoing shall not prohibit the Executive from owning less than two percent of the outstanding securities of any class of capital stock of a corporation the securities of which are regularly traded or quoted on a national securities exchange or on an inter-dealer quotation system.

                  8.2 Non-solicitation. The Executive agrees that while she is employed by the Company and during the Noncompete Period, neither she nor any person or enterprise controlled by her will (i) solicit for employment or employ any employee of the Company or any of its affiliates or any person who was employed by the Company or any of its affiliates at any time within one year prior to the time of the act of solicitation, (ii) in any way cause, influence, induce, encourage or attempt to persuade any employee of the Company or any of its affiliates or any person who was employed by the Company or any of its affiliates at any time within one year prior to the time of such act to terminate her employment relationship with the Company or any of its affiliates or (iii) in any way, cause, influence, induce, encourage or attempt to persuade any customer or vendor of the Company or any of its affiliates to terminate or diminish its relationship or violate any agreement with any of them.

                  8.3 Relief, Reformation; Severability. The Executive acknowledges that she has carefully read and considered all terms and conditions of this Agreement, including the restraints imposed by Section 8 hereof. The Executive acknowledges that there is no adequate remedy at law for a breach of this Section 8 and that, in the event of such a breach or attempted breach, the Company shall be entitled to injunctive or other equitable relief to prevent any such breach, attempted breach or continuing breach, without prejudice to any other remedies for damages or otherwise. The Executive agrees that the covenants contained in this Agreement are separate and are reasonable in their nature, subject matter, geographic limitation, scope and duration and that the Executive shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of such covenants. Notwithstanding the foregoing, in the event that a covenant contained in this Agreement shall be deemed by any court to be unreasonably broad in any respect, the parties agree that the court may modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected by any such modification.

         9. Inventions. The Executive hereby assigns to the Company her entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Executive or developed or acquired by her prior to and during the term of the Employment Period, which may pertain directly or indirectly to the Company's business. The Executive agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Executive shall, upon the Company's request,
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execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

         10. Remedies. The Executive acknowledges that any material breach of this Agreement will cause irreparable harm to the Company, that such harm will be difficult if not impossible to ascertain, and that the Company shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of any such relief shall be exclusive of or preclude the Company from any other remedy.

         11. Insurance. The Company may, at its election and for its benefit, ensure the Executive against disability, accidental loss or death and the Executive shall submit to such physical examinations and supply such information as may be required in connection therewith.

         12. Expenses. The Company will reimburse the Executive for her reasonable out of pocket costs and expenses of obtaining independent legal advice relating to the negotiation of this Agreement and the Executive's equity participation in Newco and the Surviving Corporation; provided that the maximum payment under this Section 12 shall not exceed $10,000.

         13.  Assignment.  The rights and  benefits of the  Executive  hereunder shall not be assignable, whether by voluntary or involuntary assignment or transfer. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company, and the heirs, executors and administrators of the Executive, and shall be assignable by the Company to any entity acquiring substantially all of the assets of the Company, whether by merger, consolidation, sale of assets or similar transactions.

         14. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered, sent by certified or registered mail or sent by overnight courier service as follows: if to the Executive, to her address as set forth in the records of the Company with a copy to Robert F. Wall, Esq., 35 West Wacker Drive, Suite 4700, Chicago, Illinois 60601, and if to the Company, to the address of its principal executive offices, attention: Chief Financial Officer, or to any other address designated by any party hereto by notice similarly given.

         15. Waiver of Breach. A waiver by the Company or the Executive of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

         16. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be modified only by an agreement in writing signed by the parties hereto.

         17. Applicable Law. The terms of this Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Illinois.

         18. Prior Agreements. This Agreement supersedes all prior agreements between the Executive and the Company concerning the Executive's employment with the Company,


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
including the Phantom Stock Agreement, and none of such agreements shall be of any further force or effect whatsoever.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              BELL SPORTS CORP.



                                              By
                                                 -------------------------------
                                                 Title:


                                              BELL SPORTS, INC.



                                              By
                                                 -------------------------------
                                                 Title:



                                              EXECUTIVE:



                                              /s/ Mary J. George
                                              ----------------------------------
                                              Mary J. George